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                                                                   EXHIBIT 10.3






                              CONSULTING AGREEMENT


         This Consulting Agreement ("Consulting Agreement") is entered into as of December 19, 1996 by and between Brian McAdams ("McAdams") and National Media Corporation, a Delaware corporation ("National Media").

                                   WITNESSETH:

         WHEREAS, McAdams and National Media are parties to an employment agreement made as of September 27, 1995 (the "Employment Agreement") pursuant to which McAdams is employed as Chairman of the Board of Directors of National Media and Chairman of the Executive Committee of the Board of Directors of National Media;

         WHEREAS, McAdams and National Media have mutually determined that it is in the best interests of both parties that McAdams resign his employment with National Media and enter into this Consulting Agreement (the "Resignation"); and

         WHEREAS, in connection with such Resignation and the execution and delivery of this Consulting Agreement, the parties desire to terminate the Employment Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Termination of Employment Agreement; Resignation.

                  (a) Termination of Employment Agreement. Effective as of the date hereof, this Consulting Agreement shall supersede the Employment Agreement, and the Employment Agreement shall terminate in its entirety and be of no further force or effect.

                  (b) Resignation. McAdams hereby resigns from the positions of Chairman of the Board of Directors of National Media and Chairman of the Executive Committee of the Board of Directors of National Media, such resignations to become effective as of December 31, 1996 (the "Resignation Date"). McAdams shall not be deemed hereby to have resigned from his membership on the Board of Directors of National Media.

         2. Engagement as Consultant; Duties. For the period beginning January 1, 1997 and concluding December 31, 1998 (the "Term"), McAdams agrees to provide consulting services to National Media relating to the infomercial and direct marketing industries, as reasonably requested from time to time by National Media (the "Consulting Services"). McAdams shall devote up to twenty (20) hours per month of his time, energy and skill to the performance of the Consulting Services at such time or times upon which the parties shall mutually agree.


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         3.  Compensation.

                  (a) Consulting Services. In consideration of the rendition of the Consulting Services and subject to Section 10(a)(i) of this Consulting Agreement, National Media shall pay McAdams annual compensation of $100,000 during the Term, payable in semi-monthly installments and subject to applicable withholding taxes and other legally required deductions.

                  (b) Payments in Consideration of Termination of Employment Agreement. In consideration of the termination of the Employment Agreement and subject to Section 10(a)(i) of this Consulting Agreement, National Media shall make annual payments to McAdams of $300,000 during the Term, payable in semi-monthly installments and subject to applicable withholding taxes and other legally required deductions.

         4.  Benefits.

                  (a) Generally. Subject to Section 10(a)(i) of this Consulting Agreement, National Media shall maintain in effect during the Term, at National Media's expense, such health insurance, dental insurance, short- and long-term disability insurance and accidental death and dismemberment insurance benefits as are in effect for McAdams as of the date hereof (as such benefit plans may be modified from time to time with respect to all National Media benefit participants). Moreover, Subject to Section 10(a)(i) of this Consulting Agreement, National Media shall maintain in effect at its expense during the Term the life insurance provided to McAdams pursuant to Section 4 of the Employment Agreement.

                  (b) Exceptions. Notwithstanding anything to the contrary contained herein, McAdams shall not be entitled to a paid luncheon club membership or automobile allowance, nor shall McAdams be entitled to participate in National Media's Management Incentive Plan or any successor plan.

                  (c) Outplacement Fees. Subject to Section 10(a)(i) hereof, National Media shall reimburse up to a maximum of $50,000 in actual fees incurred by McAdams for outplacement services which are rendered to him by an outplacement service provider of national or regional standing from the date hereof through the shorter of (i) the expiration of the Term or (ii) the date on which McAdams secures new employment. McAdams shall be solely responsible for all such fees incurred by him in excess of $50,000 and for all incidental expenses (such as travel, food and lodging) which he may incur in connection therewith. National Media shall have no obligation to reimburse fees for outplacement services rendered to McAdams after he secures new employment, or, if he does not secure new employment, after the expiration of the Term.



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         5.  Stock Options.

                  (a) Accelerated Vesting. Notwithstanding anything to the contrary contained in the Employment Agreement, National Media's Amended and Restated Stock Option Plan (the "Stock Option Plan") or any agreement between the parties or other instrument pursuant to which McAdams was granted options to purchase National Media common stock, the following stock options granted to McAdams shall be deemed vested as of the Resignation Date: (i) stock options for 210,000 shares at an exercise price of $12.99 per share granted pursuant to the Employment Agreement, (ii) stock options for 250,000 shares at an exercise price of $16.375 per share approved by the shareholders of National Media on July 25, 1996, and (iii) stock options for 5,000 shares at an exercise price of $10.75 per share granted as of March 21, 1994 pursuant to the Stock Option Agreement (collectively, "McAdams' Stock Options").

                  (b) Exercise Deadline. Notwithstanding anything to the contrary contained in the Employment Agreement, the Stock Option Plan, or any agreement between the parties or other instrument pursuant to which McAdams was granted McAdams' Stock Options, and subject to Section 10(a)(i) of this Consulting Agreement, McAdams' right to exercise McAdams' Stock Options shall absolutely expire at the close of business December 31, 1998.

         6.  Release.

                  (a) By McAdams. In consideration of the payments and arrangements set forth in this Consulting Agreement, McAdams, for himself and on behalf of each of his heirs, executors, administrators, legal representatives and assigns, does hereby remise, release and forever discharge National Media and each and every of the predecessors, parents, subsidiaries, affiliates, assigns, directors, officers, shareholders, employees and agents of National Media, both current and former (hereinafter, the "National Media Released Parties") of and from every claim, demand, right of action and cause of action whatsoever, and from all debts, obligations, costs (including, without limitation, attorney's fees), expenses, damages, losses and liabilities whatsoever (collectively, "Claims"), whether known or unknown, that McAdams ever had, now has, or hereafter may have against the National Media Released Parties (or any of them) arising out of or relating to (i) any matter, thing or event occurring up to and including the date of this Consulting Agreement, (ii) the Employment Agreement or McAdams' employment by or service to National Media and its subsidiaries, or (iii) McAdams' separation or his status as an officer or director of National Media, including, without limitation, claims arising under the Older Workers Benefit Protection Act and all other federal, state and local statutes, ordinances, rules, regulations and common law principles. Notwithstanding the preceding sentence, nothing in this Consulting Agreement is intended to diminish any right to indemnification that McAdams may have as a director or former officer under National Media's Certificate of Incorporation and Bylaws. If, notwithstanding the foregoing, McAdams makes any claim against National Media or any of its subsidiaries with respect to the matters covered by this section, National Media shall be entitled to forfeit McAdams' right to any further payments hereunder.



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                  (b) By National Media. In consideration of the payments and arrangements set forth in this Consulting Agreement, National Media, for itself and on behalf of its successors and assign, does hereby remise, release and forever discharge McAdams and his heirs, executors, administrators, legal representatives and assigns (hereinafter, the "McAdams Released Parties") of and from every Claim, whether known or unknown, that National Media ever had, now has or hereafter may have against the McAdams Released Parties arising out of or relating to (i) any matter, thing or event occurring up to and including the date of this Consulting Agreement, (ii) the Employment Agreement or McAdams' employment by National Media and its subsidiaries, or (iii) McAdams' separation or his status as an officer or director of National Media, including, without limitation, Claims arising under all federal, state and local statutes, ordinances, rules, regulations and common law principles; provided, however, that there shall be excepted from the foregoing release any and all Claims for or relating to any breach by McAdams of his fiduciary duties to National Media and/or its shareholders.

         7.  Older Workers Benefit Protection Act.

                  (a) Waiver of Claims Under Act. McAdams acknowledges that any and every right or claim for discrimination which he may have under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Pennsylvania Human Relations Act or any other federal, state or local law, whether such claim is known or unknown, arising out of McAdams' hire, employment or termination of employment with National Media up to and including the Resignation Date, is hereby released and waived. McAdams further acknowledges that he is receiving consideration which is in addition to anything of value to which he would otherwise be entitled.

                  (b) Time Allowed to Review Agreement. McAdams acknowledges that he was given the opportunity to consult with an attorney of his choice before signing this Consulting Agreement, and that National Media advised McAdams that he had twenty-one (21) calendar days within which to consider the terms of this Consulting Agreement prior to its execution.

                  (c) Revocation. The waiver and release of claims and rights which McAdams may have under the Older Workers Benefit Protection Act is revocable and does not become enforceable until seven (7) calendar days after this Consulting Agreement is executed. If the seventh day is a weekend or national holiday, McAdams shall have until the next business day to exercise his right of revocation. McAdams may effectuate such revocation and thereby revoke this Consulting Agreement in its entirety by submitting written notice of revocation to Marshall Fleisher, Esq., National Media Corporation, 1700 Walnut Street, Philadelphia, PA 19103. If McAdams signs this Consulting Agreement and does not revoke it, this Consulting Agreement will become binding, irrevocable and enforceable at the expiration of such seven (7) day revocation period, and any rights which McAdams may have under any applicable statute will be waived. McAdams is not obliged to sign this


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Consulting Agreement, and refusal to do so will not jeopardize McAdams' right to any benefits to which he is already entitled.

         8. Confidentiality. Neither National Media nor McAdams will issue any press release, publish any public document, file this Consulting Agreement with any governmental or regulatory body or disclose the contents hereof, or otherwise make any public statement relating to or connected with or arising out of any matters relating to his employment by National Media or its termination or any matters contained in this Consulting Agreement without the prior written consent of the other as to its contents and the manner of its presentation and publication, except as may be required by law or regulation (including, without limitation, except as may be legally required in the opinion of counsel to National Media). Except as set forth in this section, the contents of the Consulting Agreement shall remain entirely confidential, except that each party may disclose it to the Internal Revenue Service and to its respective professional advisors.

         9.  Voluntary Agreement; Representation of No Filings.

                  (a) Voluntary Agreement. McAdams hereby acknowledges that he fully understands the terms of this Consulting Agreement, including the release of claims contained herein, and that he enters into it voluntarily and without coercion on the part of any person. McAdams further acknowledges that he was given adequate time to consider all implications of this Consulting Agreement and to freely and fully consult with and seek the advice of whomever he deemed appropriate in connection with his review of this Consulting Agreement.

                  (b) Representation of No Filings. McAdams represents that he has filed no suits, charges, claims or the like regarding his employment and/or its termination, and he agrees that he will not do so at any time hereafter. Further, during all times hereafter, McAdams shall do nothing to damage the good name of National Media, and National Media shall do nothing to damage the good name of McAdams.

         10.  Restrictive Covenants.

                  (a)  Competition.

                           (i) McAdams undertakes and agrees that he will not
compete, directly or indirectly, or participate as a director, officer, employee, consultant, agent, representative or otherwise, or as a stockholder, partner or joint venturer, or have any direct or indirect financial interest, including, without limitation, the interest of a creditor, in any business competing directly with the infomercial direct response business of National Media or any of its subsidiaries within any geographical area in which the business of National Media or its subsidiaries is being conducted during the Term. In the event that McAdams breaches the foregoing covenant, then National Media shall have no further obligation from the date of such breach to make any payments under Section 3(a) or 3(b) hereof or to


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continue providing the benefits described in Section 4(a) hereof or reimburse outplacement fees under Section 4(c) hereof, and all of McAdams' Stock Options which are unexercised as of the date of such breach shall immediately terminate and no longer be exercisable.

                           (ii) McAdams further undertakes and agrees that
during the Term he will not, directly or indirectly, employ, cause to be employed or solicit for employment any employees of National Media or any of its subsidiaries.

                  (b) Trade Secrets. During and after the Term, McAdams shall not disclose, divulge, copy or otherwise use any trade secret of National Media or any of its subsidiaries other than any knowledge or information already known to McAdams prior to the commencement of his service to National Media, it being acknowledged that all information and materials compiled or obtained by or disclosed to McAdams while in the service of National Media as a director, while employed by McAdams under the Employment Agreement or while retained by National Media under this Consulting Agreement are confidential and the exclusive property of National Media or its subsidiaries, as the case may be.

                  (c) Injunctive Relief. The parties agree that the remedy at law for any breach of the provisions of this Section 10 will be inadequate and that National Media and its subsidiaries (and their respective successors and assigns) shall be entitled to injunctive relief with respect thereto without bond. Such injunctive relief shall not be exclusive, but shall be in addition to any other rights and remedies which National Media and its subsidiaries (and their respective successors and assigns) may have with respect to such breach.

                  (d) Scope of Covenant. Should the duration, geographic area or range of proscribed activities in Section 10(a) of this Consulting Agreement be held unreasonable by any court of competent jurisdiction, then such duration, geographical area or range of proscribed activities shall be modified to such degree as to make it or them reasonable and enforceable.



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         11.  Miscellaneous.

                  (a) Notices. All notices, requests, instructions, consents and other communications to be given pursuant to this Consulting Agreement shall be in writing and shall be deemed received (i) on the same day if delivered in person, by same-day courier or by telegraph, telex or facsimile transmission,
(ii) on the next day if delivered by overnight mail or courier, or (iii) on the date indicated on the return receipt, or if there is no such receipt, on the third calendar day (excluding Sundays) if delivered by certified or registered mail, postage prepaid, to the party for whom intended to the following addresses:

         If to National Media:

                  National Media Corporation
                  1700 Walnut Street
                  Philadelphia, PA 19103
                  Attention:  General Counsel
                  FAX:  215/772-5173

         If to McAdams:

                  Brian McAdams
                  117 Maple Avenue
                  Bala Cynwyd, PA 19004

The foregoing addresses may be changed at any time by notice given in the manner herein provided.

                  (b) Entire Agreement. This Consulting Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements, whether oral or written, between them with respect to such subject matter (including, without limitation, the Employment Agreement) and with respect to McAdams' service as a director of National Media. Each party has executed this Consulting Agreement without reliance upon any promise, representation or warranty other than those expressly set forth herein. Each party acknowledges that (i) it has carefully read this Consulting Agreement; (ii) it has had the opportunity to have the assistance of legal counsel of its choosing (and such other professionals and advisors as it has deemed necessary) in the review and execution hereof; (iii) the meaning and effect of the various terms and provisions hereof have been fully explained to it by such counsel, if any; (iv) it has conducted such investigation, review and analysis as it has deemed necessary to understand the provisions of this Consulting Agreement and the transactions contemplated hereby; and (v) it has executed this Consulting Agreement of its own free will.



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                  (c) Amendment. No amendment of this Consulting Agreement shall be effective unless embodied in a written instrument executed by McAdams and a duly authorized officer of National Media.

                  (d) Waiver of Breach. The failure of either party hereto at any time to enforce any of the provisions of this Consulting Agreement shall not be deemed or construed to be a waiver of any such provision, nor in any way to affect the validity of this Consulting Agreement or any provisions hereof or the right of any party hereto to thereafter enforce each and every provision of this Consulting Agreement. No waiver of any breach of any of the provisions of this Consulting Agreement shall be effective unless set forth in a written instrument executed by the party against whom or which enforcement of such waiver is sought; and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

                  (e) Assignability. This Consulting Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns, provided, however, that McAdams may not assign this Consulting Agreement or any rights hereunder to any person or entity.

                  (f) Governing Law. This Consulting Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to conflict of laws principles. Each of the parties agrees that it shall deal fairly and in good faith with the other party in performing, observing and complying with the covenants, promises, duties, obligations, terms and conditions to be performed, observed or complied with by it hereunder, and this Consulting Agreement shall be interpreted, construed and enforced in accordance with the foregoing covenant, notwithstanding any law to the contrary.

                  (g) Severability. All of the provisions of this Consulting Agreement are intended to be distinct and severable. If any provision of this Consulting Agreement is or is declared to be invalid or unenforceable in any jurisdiction, it shall be ineffective in such jurisdiction only to the extent of such invalidity or unenforceability. Such invalidity or unenforceability shall not affect either the balance of such provision, to the extent it is not invalid or unenforceable, or the remaining provisions hereof, nor render invalid or unenforceable such provision in any other jurisdiction.

                  (h) Headings. The headings of sections and subsections have been included for convenience only and shall not be considered in interpreting this Consulting Agreement.

                  (i) Counterparts. This Consulting Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same Consulting Agreement. This Consulting Agreement may be executed and delivered via electronic facsimile transmission with the same force and


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effect as if it were executed and delivered by the parties simultaneously in the presence of one another.

         IN WITNESS WHEREOF, this Consulting Agreement has been executed by McAdams and on behalf of National Media by its duly authorized officer as of the date first above written.


                                 NATIONAL MEDIA CORPORATION


                                  By: /s/
                                      ----------------------------------------
                                          Mark P. Hershhorn,
                                          President and Chief Executive Officer


                                     /s/
                                     -----------------------------------------
                                          Brian McAdams

APPROVED:

COMPENSATION COMMITTEE


By:  /s/
     -----------------------------------------
         Jon W. Yoskin, II, Director
         Chairman of the Compensation Committee
         of the Board of Directors of National Media Corporation






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